Exhibit 5.1
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                               MARK C. PERRY, P.A.
                     2455 East Sunrise Boulevard, Suite 905
                         Fort Lauderdale, Florida 33304
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                            Telephone (954) 564-6616
                               Fax (954) 561-0997


                                November 6, 2006


Reliant Home Warranty Corporation
Suite 250, 350 Bay Street
Toronto, Ontario M5H 2S6
Canada

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Reliant Home Warranty Corporation (the "Company"), only as to the validity of the corporation as set forth herein and the common stock in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission relating to the registration of 9,000,000 shares of its common stock, $.001 par value (the "Shares"), issuable pursuant to the Company's 2005 Equity Compensation Plan (the "Plan").

         In that connection, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes hereof, it is our opinion that:

         1. The Company is a validly existing corporation in good standing under the laws of the State of Florida

         2. The Shares, when issued pursuant to the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     MARK C. PERRY, P.A.

                                                     /s/ Mark C. Perry
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